Exhibit 10.32

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PHARSIGHT CORPORATION

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No.	Shares

FOR VALUE RECEIVED, PHARSIGHT CORPORATION, a Delaware corporation (the “Company”), with its principal office at 800 West El Camino Real, Suite 200, Mountain View, California 94040, hereby certifies that __________ (“Holder”), or its assigns, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Time) on the expiration date of [five years from closing date]; provided, however, that the expiration date shall be extended by one day for each day since the issuance of this Warrant on which there has been effective a Suspension Period, as that term is defined in the Preferred Stock and Warrant Purchase Agreement dated June [    ], 2002, pursuant to which this Warrant was issued (the “Expiration Date”), the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of _____ Dollars and _____ Cents ($____) [115% premium] (the “Exercise Price”).  The term “Common Stock” shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

Section 1.              EXERCISE OF WARRANT.

(a)           This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of cash, by wire transfer or by check, subject to collection, for the number of Warrant Shares specified in the Purchase Form.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, Holder shall be deemed

1.

to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.  The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(b)           In lieu of exercising this Warrant by paying the purchase price of the shares to be purchased in cash, by wire transfer or by check pursuant to in Section 1(a) above, the Holder of this Warrant may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant and the attached Notice of Exercise, duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

Y (A - B)
X =	A

Where:	X	=	The number of shares of Common Stock to be issued to the Holder of this Warrant pursuant to this Section 1(b)

	Y	=	The number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised.

	A	=	The Fair Market Value of one share of Common Stock; and

	B	=	The Exercise Price per share (as adjusted to the date of such calculations).

For purposes of this Section 1(b), the “Fair Market Value” of a share of Common Stock as of a particular date shall mean:

(i)            If the Common Stock is traded on a securities exchange or The Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) business days ending immediately prior to the applicable date of valuation;

(ii)           If the Common Stock is traded over-the-counter, but not on The Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

(iii)         If there is no active public market for the Common Stock, the Fair Market Value shall be the value thereof, as determined in good faith by the Board of Directors of the Company, upon due consideration of the proposed determination thereof of the Holder.

2.

Section 2.              RESERVATION OF SHARES.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant.  All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company’s certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

Section 3.              FRACTIONAL INTEREST.  The Company will not issue a fractional share of Common Stock upon exercise of a Warrant.  Instead, the Company will deliver its check for the current market value of the fractional share.  The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

The current market price of a share of Common Stock for purposes of this Section is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or the primary national securities exchange on which the Common Stock is then quoted, on the last trading day prior to the exercise date; provided, however, that if the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, the price referred to above shall be the price reflected in the over-the counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

Section 4.      ASSIGNMENT OR LOSS OF WARRANT.

(a)           Except as provided in Section 9, Holder shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons.  Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a “Holder” for purposes of this Warrant) and, if Holder’s entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

(b)           Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

Section 5.              RIGHTS OF HOLDER.  Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant.  Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a

3.

stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

Section 6.      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:

(a)           Adjustment for Change in Capital Stock.  If at any time after the date hereof the Company:

(A)        pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(B)        subdivides its outstanding shares of Common Stock into a greater number of shares;

(C)        combines its outstanding shares of Common Stock into a smaller number of shares;

(D)        makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(E)        issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price in effect immediately prior to such action shall be adjusted so that Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which Holder would have owned immediately following such action if Holder had exercised this Warrant immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           Minimum Adjustment.  No adjustment in the Exercise Price of this Section 6 shall be required unless such adjustment would require an increase or decrease of at least one  cent ($.01) in such Exercise Price; provided, however, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

(c)           Deferral of Issuance or Payment.  In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a

4.

record date, the Company may elect to defer until the occurrence of such event (i) issuing to Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

(d)           When No Adjustment Required.  No adjustment need be made for a change in the par value of the Common Stock.  To the extent this Warrant becomes exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

(e)           Notice of Certain Actions.  In the event that:

(A)       the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

(B)       the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company’s capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or cash dividends or cash distributions payable out of consolidated  current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

(C)       the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

(D)       the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

(E)       the Company proposes to take any action that would require an adjustment of the Exercise Price pursuant to this Section 6;

then the Company shall cause to be mailed by first-class mail to Holder, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any,

5.

deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

Section 7.              OFFICERS’ CERTIFICATE.  Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers’ certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment.  Each such officers’ certificate shall be signed by the chairperson, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.  Each such officers’ certificate shall be made available at all reasonable times for inspection by Holder.

Section 8.              RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER.  In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger (excluding a reverse triangular merger or similar transaction) in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by exercising this Warrant at any time prior to the Expiration Date, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.  The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder.

Section 9.              TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.  This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof.  Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant.  Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act or are eligible

6.

for transfer pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), and applicable blue sky laws shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares (i) issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act or in a transaction in compliance with Rule 144 under the Securities Act, or (ii) that are then eligible for transfer pursuant to Rule 144(k) under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein.  The provision of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.  Nothing in this Section 9 or elsewhere in this Warrant shall be deemed to restrict the ability of the holder hereof to transfer Warrant Shares to an affiliate, partner or former partner of such holder in compliance with the Securities Act, nor shall any legal opinion be required in respect thereof.

Section 10.    MODIFICATION AND WAIVER.  Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

Section 11.    NO DILUTION OR IMPAIRMENT.  Without the consent of the holders of at least 75% of the then outstanding Warrants issued in connection with the Company’s Series A Preferred Stock, the Company shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against dilution or other impairment.

Section 12.    NOTICES.  Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

7.

Section 13.    PAYMENT OF TAXES.   The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Warrant Shares upon exercise of this Warrant, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Warrant Shares in a name other than that in which the Warrant so exercised was registered.

Section 14.    DESCRIPTIVE HEADINGS AND GOVERNING LAW.  The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of [____________], 2002.

PHARSIGHT CORPORATION

By:
Michael Perry
President and Chief Executive Officer

8.

PURCHASE FORM

Dated ___________, 200____

The undersigned hereby elects:

☐    to purchase ________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any;

☐    to purchase the number of shares of Common Stock pursuant to the terms of the net exercise provisions set forth in Section 1(b) of the attached Warrant as shall be issuable upon net exercise of the portion of the attached Warrant relating to ________ shares, and shall tender payment of all applicable transfer taxes, if any;

The undersigned represents and warrants to Pharsight Corporation as of the date hereof the same statements with respect to the shares being acquired upon exercise of this warrant as are set forth in Section 5 of the in the Preferred Stock and Warrant Purchase Agreement dated June [___], 2002, pursuant to which the above-referenced warrant was sold, regarding the securities purchased thereby.

Holder

By:

Print Name:

Title:

A-1.

ASSIGNMENT FORM

                                                                                                                                Dated _________, 200____

FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfers unto

_______________________________________ (the “Assignee”),

       (please type or print in block letters)

____________________________________________________________________________________________________________

(insert address)

its right to purchase up to _______ shares of Common Stock represented by this Warrant No. _________ and does hereby irrevocably constitute and appoint ____________________________  attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Holder

By:

Print Name:

Title: